UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

LINKTORY INC.

(Exact name of registrant as specified in its charter)

Nevada	98-1594163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bulevardi Deshmoret e Kombit, Twin Tower

Tirana, Albania

1001

(Address Registrant’s Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities Act registration statement file number to which this form relates: 333-257813

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Securities to be registered pursuant to Section 12(g) of the Act: ordinary shares, par value $0.0001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-257813), as amended, originally filed with the Securities and Exchange Commission on July 09, 2021 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT No.

3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Legal Opinion of Linnlaw Corporation
10.1*	Subscription Agreement Form
10.2*	Website and Chatbots Purchase Agreement
10.3*	Consulting Agreement
23.1*	Consent of Gries & Associates, LLC
99.1*	Minutes of a Meeting of the Directors of the Company

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*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on July 09, 2021.

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Linktory Inc.

Date: October 13, 2022
By: /s/ Granit Gjoni
Chief Executive Officer/Director
(Principle Executive Officer)

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